UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 8.01	Other Events

New York Stock Exchange Acceptance of Continued Listing Compliance Plan

On September 8, 2020, Superior Industries International, Inc. (the “Company” or “Superior”) announced that the New York Stock Exchange (“NYSE”) accepted the Company’s continued listing compliance plan (the “Plan”), submitted on July 20, 2020, to regain compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual. As previously disclosed, on June 5, 2020, the Company received a notice from the NYSE that the Company was not in compliance with NYSE continued listing standard 802.01B because at such time the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its shareholders’ equity was less than $50 million.

As a result of the NYSE’s acceptance of the Company’s Plan and in accordance with NYSE rules, the Company will now be given until January 1, 2022 to regain conformity with the NYSE’s continued listing standards. The Company’s common stock will continue to be listed on the NYSE during such time, subject to the Company’s compliance with other continued listing standards. The Company will also be subject to quarterly monitoring by the NYSE for compliance with the Plan. If the Company fails to comply with the Plan or does not meet the continued listing standards by January 1, 2022, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

The Company is working diligently to comply with the Plan, remains confident in its business prospects and liquidity position, and believes that it will successfully resume compliance with the NYSE’s continued listing standards by January 1, 2022. However, no assurance can be given that the Company will be able to regain compliance with the applicable listing standards or otherwise maintain compliance with the other continued listing standards set forth in the NYSE Listed Company Manual.

On September 8, 2020, the Company issued a press release announcing the NYSE’s acceptance of the Company’s Plan described above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “intend,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “outlook”, “predicts,” “projects,” “potential,” “confident” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, Superior’s ability to return to compliance of the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated September 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: September 8, 2020	/s/ Joanne M. Finnorn
Joanne M. Finnorn
Senior Vice President, General Counsel & Corporate Secretary